Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

          We consent to the incorporation by reference in Registration Statements No. 333-105987 and No. 333-120920 on Form S-3 of our report dated March 9, 2006 relating to the financial statements and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Annaly Mortgage Management, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
New York, New York
March 9, 2006